UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2011

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	1-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

First Federal Plaza, Suite 1525 28 East Main Street Rochester, NY	14614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2011, Premier Packaging Corporation (“PPC”), a wholly-owned subsidiary of Document Security Systems, Inc. (“DSS”), entered into a Second Amended and Restated Credit Facility Agreement with RBS Citizens, N.A. (“Citizens”), a national banking association (the “Second Credit Facility Agreement”) for the purpose of amending the Amended and Restated Credit Facility Agreement dated as of October 8, 2010, as amended on February 24, 2011 (the “Original Credit Facility Agreement”). The Second Credit Facility Agreement provides for a revolving line of credit up to $1,000,000 and a loan of $1,075,000 to PPC. The Second Credit Facility Agreement contains certain customary affirmative and financial covenants and negative covenants against incurring indebtedness, liens, liabilities and certain corporate actions.  In addition, PPC’s affiliates, including DSS, are guarantors of all of PPC’s payment and other obligations to Citizens.

On July 26, 2011, in conjunction with the Second Credit Facility Agreement, PPC entered into an Amended and Restated Acquisition Term Loan Note with Citizens (the “Note”) for the purpose of restating and reconfirming an indebtedness of PPC to Citizens in the amount of $1,075,000, as evidenced by the Acquisition Term Loan Note (the “Original Note”) dated February 12, 2010, given by PPC to Citizens in the amount of $1,500,000. Interest under the Note accrues on a monthly basis at LIBOR plus 3.75%. If a Default occurs, the LIBOR rate of interest shall automatically be converted to the then prime rate as announced by banks in New York. PPC may prepay the Note in accordance with the terms of the Note, subject to a prepayment fee. The Note matures on February 1, 2015.

On July 26, 2011, in conjunction with the Second Credit Facility Agreement, PPC entered into an Amended and Restated Revolving Line Note with Citizens (the “Revolving Note”) for the purpose of restating and confirming an indebtedness of PPC to Citizens in the amount of $1,000,000, as evidenced by the Revolving Line Note dated February 12, 2010 (the “Original Revolving Note”), given by PPC to Citizens in the amount of $1,000,000. Under the Revolving Note, PPC may request advances from time to time provided PPC is not in Default. Interest on the outstanding principal amounts shall accrue at a rate per annum equal to the sum of the LIBOR Advantage Rate fixed by the British Banker’s Association plus 3.75%. Interest shall be due and payable monthly and on the maturity date. The proceeds from the Revolving Note will be used for working capital purposes. Unless extended in writing by Citizens, the Revolving Note will terminate on the earlier of (i) May 31, 2012 or (ii) the date of an Event of Default, as defined under the Second Credit Facility Agreement.

Under the Second Credit Facility Agreement, Events of Default for the Note and the Revolving Note (“Default”) include with respect to PPC or any of its affiliates, including DSS, (i) failure to make any payment within five days of due date, (ii) failure to observe or perform any condition, covenant or term of the Note, Revolving Note or Second Credit Facility Agreement or of any other agreement with Citizens,  (iii) failure of any representation or warranty to be accurate and truthful in all material respects in connection with the execution or performance of the Second Credit Facility Agreement, (iv) financial difficulties resulting in an inability to pay debts when due, a bankruptcy filing, assignment for the benefit of creditors, or the appointment of a trustee, or (v) material changes in the business or operations, including a change of control. If the entire amount of any required principal and/or interest is not paid in full under the Note or Revolving Note within ten days after the same is due, a late fee of up to 5% of the required payment will be charged to PPC.

The effect of the Second Credit Facility Agreement, the Note, and the Revolving Note, is to (a) extend the payment term of the Original Note to February 1, 2015 and eliminate the $625,000 balloon payment originally due on July 1, 2013 under the Original Note, and (b) eliminate the “borrowing base” component of the Original Revolving Note.

The Note and Revolving Note are collateralized by all of the assets of PPC.

The forgoing description is a summary only, does not purport to set forth the complete terms of the Second Credit Facility Agreement, the Note and the Revolving Note, and is qualified in its entirety by reference to such documents attached as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

10.1	Second Amended and Restated Credit Facility Agreement dated July 26, 2011.

10.2	Amended and Restated Acquisition Term Loan Note dated July 26, 2011.

10.3	Amended and Restated Revolving Line Note dated July 26, 2011.

10.4	Credit Facility Agreement Amendment No. 1 dated February 24, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: July 29, 2011	By:	/s/ Patrick A. White
Patrick A. White
Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Second Amended and Restated Credit Facility Agreement dated July 26, 2011.

10.2	Amended and Restated Acquisition Term Loan Note dated July 26, 2011.

10.3	Amended and Restated Revolving Line Note dated July 26, 2011.

10.4	Credit Facility Agreement Amendment No. 1 dated February 24, 2011.